Exhibit 99.1

FOR IMMEDIATE RELEASE

August 17, 2020

NYSE Symbol: CPK

CHESAPEAKE UTILITIES CORPORATION

ANNOUNCES $75 MILLION AT-THE-MARKET EQUITY OFFERING PROGRAM

Dover, Delaware — Chesapeake Utilities Corporation (NYSE: CPK) (“Chesapeake Utilities” or the “Company”) today announced that it has established an at-the-market equity offering program (the “ATM Program”) under which it may, from time to time, sell shares of its common stock having an aggregate sales price of up to $75,000,000 (the “Shares”).

Chesapeake Utilities has entered into an equity distribution agreement with each of RBC Capital Markets, LLC, BofA Securities, Wells Fargo Securities, LLC, Janney Montgomery Scott LLC, Guggenheim Securities, LLC, Maxim Group LLC, Sidoti & Company, LLC, and Siebert Williams Shank & Co., LLC (collectively, the “Sales Agents”), as sales agents. Pursuant to the equity distribution agreement, sales of the Shares may be made in transactions deemed to be “at-the-market offerings,” as defined in Rule 415 under the Securities Act of 1933, as amended, including by sales made directly on or through the New York Stock Exchange.

Chesapeake Utilities intends to use the proceeds from the sales, if any, of the Shares for general corporate purposes, including, but not limited to, financing of capital expenditures, repayment of short-term debt, financing acquisitions, investing in subsidiaries, and general working capital purposes.

The Shares will be offered under the Company’s existing shelf registration statement on Form S-3ASR (File No.: 333-239569) filed with the Securities and Exchange Commission (the “SEC”). The offering is being made by means of a prospectus supplement to the prospectus contained in the registration statement. Before making an investment in the Shares, potential investors should read the prospectus and the prospectus supplement for more complete information about Chesapeake Utilities and the offering. Potential investors may obtain these documents for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, the Company or the Sales Agents will arrange, upon request, to send the prospectus. Please direct requests to: RBC Capital Markets, LLC by mail at 200 Vesey Street, 8th Floor, New York, NY 10281-8098, attention: Equity Syndicate, by email at equityprospectus@rbccm.com or by telephone at 877-822-4089.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities, in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Chesapeake Utilities Corporation

Chesapeake Utilities Corporation is a diversified energy delivery company engaged in natural gas transmission and distribution; electricity generation and distribution; propane gas distribution; mobile CNG utility services and solutions; and other businesses.

Please note that Chesapeake Utilities Corporation has no affiliation with Chesapeake Energy, an oil and natural gas exploration company headquartered in Oklahoma City, Oklahoma.

Forward Looking Statements

This press release contains forward-looking statements regarding our planned offer and sale of common stock and the use of the net proceeds from any such sale. We cannot be sure that we will complete the offering program or, if we do, on what terms we will complete it. Forward-looking statements are based on current beliefs and expectations and are subject to inherent risks and uncertainties, including those discussed under the caption “Risk Factors” in the prospectus and prospectus supplement. In addition, Chesapeake Utilities management retains broad discretion with respect to the allocation of the net proceeds of this offering. The forward-looking statements speak only as of the date of this release, and Chesapeake Utilities is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise.

For more information, contact:

Beth W. Cooper

Executive Vice President & Chief Financial Officer

302.734.6022

Thomas E. Mahn

Vice President & Treasurer

302.736.7656

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